UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2012

Doral Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, the Board of Directors of Doral Financial Corporation (the “Company”) approved certain salary increases for several officers of the Company, including the following named executive officers. Effective on April 2012, the salaries will be increased for: (i) Glen R. Wakeman, President and Chief Executive Officer, to $1,250,000, (ii) Robert E. Wahlman, Executive Vice President, Chief Investment and Financial Officer and Chief Accounting Officer, to $500,000, (iii) Enrique R. Ubarri, Executive Vice President and General Counsel, to $450,000, and (iv) Christopher Poulton, Executive Vice President- United States Operations and Chief Business Development Officer, to $500,000.

The salary increases were made as a result of the Board’s analysis of base salaries of executive officers of the Company’s peer companies, and also took into consideration the fact that the salaries of these named executive officers had remained the same since their respective employments with the Company commenced. The commencement dates for these named executive officers were: (i) Glen R. Wakeman on May 2006, (ii) Robert E. Wahlman on March 2009, (iii) Enrique R. Ubarri on October 2006, and (iv) Christopher Poulton on June 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: April 20, 2012	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President and General Counsel